Exhibit 99.3

This document is a free translation of the Portuguese original.

In case of differences, the Portuguese version shall prevail.

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

CNPJ/ME No. 00.657.661/0001-94

NIRE 35.300.340.604

CALL NOTICE

EXTRAORDINARY GENERAL MEETING

The shareholders of SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A. (the “Company”) are hereby summoned to meet at the Extraordinary General Meeting to be held on May 12, 2022, at 8:30 am, at the Company's headquarters, located in the City of Cotia, State of São Paulo, at Rua Santa Mônica, No. 1025, Parque Industrial San José, CEP 06715-865, to resolve on the proposals of the Company's management regarding: (i) the execution, by the Company, of a Business Combination Agreement and other related agreements; and (ii) the execution, by the Company, of amendments to certain stock option agreements previously approved by the Company's Board of Directors' Meeting of August 25, 2021.

The documents referring to the items on the agenda are available to shareholders at the Company's headquarters, and the Company is available to shareholders for any clarifications.

Cotia /SP, April 25, 2022.

Luiz Augusto Chacon de Freitas Filho

Chairman of the Board of Directors